Exhibit 10.2

Marvell Technology Group Ltd.
Notice of Grant of	ID: 77-0481679
Performance Award	Canon’s Court, 22 Victoria Street
and Award Agreement	P O Box HM 1179
Hamilton HM EX, Bermuda

[NAME]	Award Number:	XXXXXX
[STREET ADDRESS]	Plan:	1995
[CITY, STATE, ZIP]	ID:

Effective [DATE], you have been granted a performance award covering [NUMBER] shares (the “Performance Awards”), it being understood that [NUMBER] of such Performance Awards reflects your target award and the excess of such amount reflect the maximum number of Performance Awards that may be earned. These Performance Awards are restricted until they vest in accordance with the attached Exhibit A, at which time you will receive shares of Marvell Technology Group Ltd. (the “Company”) common stock.

This Notice of Grant is subject to all of the terms and conditions set forth herein, as well as the Performance Award Agreement, the Appendix (which include the special provisions for participant’s country of residence if any), and the Amended and Restated 1995 Stock Option Plan (the “Plan”), all of which are incorporated herein by reference. Capitalized terms used in this Notice of Grant but not defined shall have the same meaning as provided in the Plan.

By signing this document, the participant acknowledges receipt of a copy of the Plan, and agrees that (a) these Performance Awards are granted under and governed by the terms and conditions of the Plan, the Performance Award Agreement, and the Appendix (the special provisions for participant’s country of residence, if any); (b) the participant has carefully read, fully understands and agrees to all of the terms and conditions described in the attached Performance Award Agreement, the Appendix, and the Plan; (c) the participant understands and agrees that the Performance Award Agreement and Appendix, including any cover sheet and attachments, constitute the entire understanding between the participant and the Company regarding this Performance Award, and that any prior agreements, commitments or negotiations concerning this Award are replaced and superseded; and (d) the participant has been given an opportunity to consult legal counsel with respect to all matters relating to this Award prior to signing this cover sheet and that the participant has either consulted such counsel or voluntarily declined to consult such counsel. The Performance Award Agreement, the Appendix and prospectus are available on the Company’s website at https://intranet/stockselfservice or by request from the Company’s Stock Administration Department. The participant hereby agrees that these documents are deemed to be delivered to him or her.

Marvell Technology Group Ltd.	Date

[NAME]	Date

EXHIBIT A

MARVELL TECHNOLOGY GROUP LTD.

AMENDED AND RESTATED

1995 STOCK OPTION PLAN

PERFORMANCE AWARD AGREEMENT

Payment for Performance Awards	No payment is required for the Performance Awards you receive.

Vesting	Subject to the terms and conditions of the Plan and this Performance Award Agreement (the “Agreement”), your Performance Awards vest in accordance with the schedule set forth in the Notice of Grant of Performance Award (the “Notice of Grant”).

Forfeiture	When your common-law employment with the Company or a Subsidiary terminates for any reason, vesting of your Performance Awards subject to such Award immediately stops and such Award expires immediately as to the number of Performance Awards that are not vested as of the date such Continuous Service terminates.

This means that the unvested Performance Awards will immediately be cancelled. You receive no payment for Performance Awards that are forfeited.

The Company determines when your Continuous Service terminates for this purpose and all purposes under the Plan.

If you go on a leave of absence for any reason, then unless otherwise adjusted in accordance with the Company’s leave of absence policy or the terms of your leave, the vesting schedule specified in the Notice of Grant will be adjusted to suspend vesting after the first 90 days of leave unless you return to work on or before the 91st day following commencement of the leave.

Nature of Performance Awards	Your Performance Awards are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock (or distribute cash) on a future date. As a holder of Performance Awards, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your Performance Awards carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Performance Awards are settled by issuing shares of the Company’s Common Stock. No adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Performance Awards Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Performance Awards. For instance, you may not use your Performance Awards as security for a loan.

Settlement of Performance Awards

Each of your Performance Awards will be settled when it vests.

At the time of settlement, you will receive one share of the Company’s Common Stock for each vested Performance Award; provided, however, that no fractional Share will be issued or delivered pursuant to the Plan or this Agreement, and the Administrator will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Withholding Taxes and Stock Withholding	Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to you unless and until satisfactory arrangements (as determined by the Company) will have been made by you with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares so issuable (the “Withholding Taxes”).

In its discretion, the Company may withhold otherwise deliverable Shares upon vesting of Performance Awards, according to the vesting schedule, having a Fair Market Value equal to the minimum amount required to be withheld for the payment of the Withholding Taxes pursuant to such procedures as the Company may specify from time to time. The Company will not retain fractional Shares to satisfy any portion of the Withholding Taxes. If the Company determines that the withholding of whole Shares results in an over-withholding to meet the minimum tax withholding requirements, a reimbursement will be made to you as soon as administratively possible.

The Company may also provide for the payment of Withholding Taxes, in whole or in part, by one of the additional following alternatives:

(a) you provide irrevocable instructions to a Company-designated broker to deliver cash to the Company (or your employer) from your previously established account with such broker equal to the Withholding Taxes; or

(b) you provide irrevocable instructions to a Company-designated broker to sell a sufficient number of Shares otherwise deliverable to you having a Fair Market Value equal to the Withholding Taxes, provided that such sale does not violate Company policy or applicable laws.

If you fail to make satisfactory arrangements for the payment of the Withholding Taxes hereunder at the time any applicable Performance Awards otherwise are scheduled to vest pursuant to the vesting schedule, you will permanently forfeit such Performance Awards and any Shares otherwise deliverable with respect thereto, and the Performance Awards will be returned to the Company at no cost to the Company.

Restrictions on Resale	By signing this Agreement, you agree not to sell any shares of the Company’s Common Stock issued upon settlement of the Performance Awards at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Performance Awards covered by this Award may be adjusted pursuant to the Plan.

Beneficiary Designation	You may dispose of your Performance Awards in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested Performance Awards that you hold at the time of your death.

Entire Agreement; Governing Law	The Plan is incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements and all contemporaneous oral undertakings and agreements of the Company and you with respect to the subject matter hereof, including but not limited to the grant or promise of any right or option to purchase shares of capital stock of the Company to you pursuant to any employment agreement or offer letter delivered by the Company to you or otherwise, and may not be modified to materially and adversely affect your interest except by means of a writing signed by the Company and you. This Agreement is governed by California law except for that body of law pertaining to its conflict of laws.

Acknowledgments	YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF THE PERFORMANCE AWARDS SUBJECT TO THIS AWARD IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH ANY OTHER MEANS, INCLUDING WITHOUT LIMITATION, THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). YOU

FURTHER ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON YOU ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

You hereby authorize and direct your employer to disclose to the Company or any subsidiary any information regarding your employment, the nature and amount of the your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

You consent to the collection, use and transfer of personal data as described in this paragraph. You understand and acknowledge that the Company, your employer and the Company’s other subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company and details of all options or any other entitlements to shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you deposit shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this paragraph by contacting the Human Resources Department of the Company in writing.

You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions thereof, and hereby accept this award subject to all of the terms and provisions thereof. You have reviewed the Plan, this Agreement and the Notice of Grant in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this award and fully understand all provisions of such documents. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Notice of Grant or this Performance Award Agreement. Notwithstanding the foregoing, if any party brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the other to enforce the terms of or to declare rights under this Plan or the Performance Award Agreement, in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing and prosecuting or defending such action or enforcing any judgment, order, ruling, or award. You agree to timely notify the Company upon any change in the residence address indicated below, and acknowledge that the Company may at its discretion deliver share certificates representing Shares issued pursuant to the settlement of this award to such address. You agree to provide the Company within 7 days of the execution of this Agreement the Consent of Spouse attached hereto if applicable, or within 7 days of any event that would cause such consent to be applicable. You acknowledge that the Company will rely on such agreement.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

CONSENT OF SPOUSE

The undersigned spouse of the award recipient has read and hereby approves the terms and conditions of the Plan, the Notice of Grant and this Agreement. In consideration of the Company’s granting his or her spouse the right to receive Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Dated:
Spouse of award recipient

«Spouse_Name»